Exhibit 99.1

Contacts:

Veronica Rosa	Victoria McDonald
Investor Relations	Public Relations
408-542-5050	408-542-4261
Investor.relations@finisar.com	victoria.mcdonald@finisar.com

Finisar Corporation Completes Combination With Optium Corporation

Eitan Gertel Appointed New Chief Executive Officer

SUNNYVALE, Calif., August 29, 2008, Market Wire —Finisar Corporation (NASDAQ:FNSR), a global technology leader for fiber optics subsystems and network test systems, today announced the successful completion of its combination with Optium Corporation (NASDAQ: OPTM).  The transaction was approved yesterday by the stockholders of both companies.  As of the close of today’s trading day, Optium’s stock will no longer trade on the NASDAQ GMX.  Under the terms of the agreement, Optium stockholders will receive 6.262 shares of Finisar common stock for each Optium share.

 “This merger is a great milestone for Finisar,” stated Jerry Rawls, executive Chairman of Finisar.  “By combining with Optium, we have created new industry leadership, with unmatched breadth of products to meet the ever-increasing demand for solutions that expand, manage and optimize optical network bandwidth.  The extensive product portfolio and unique manufacturing flexibility resulting from this merger generate a powerful platform for creating added value for our customers and shareholders.”

Finisar also announced today the appointment of Eitan Gertel, Optium’s Chairman and Chief Executive Officer, as Chief Executive Officer of Finisar and a member of its board, effective immediately.  Jerry Rawls will continue in his role as executive Chairman of Finisar’s board.  In addition, the following members of the Optium board of directors were appointed to the Finisar board:

•                  Morgan Jones, a general partner of Battery Ventures, LP, a venture capital firm; and,

•                  Christopher Crespi, co-founder and President of Pacific Realm, LLC, an investment firm, and formerly Managing Director of Banc of America Securities LLC.

“I am pleased to welcome Eitan to the Finisar management team,” said Mr. Rawls.  “We are already working closely to ensure a smooth integration between the two companies.  I am also delighted to welcome Morgan and Chris to the Finisar board.  They each bring a wealth of experience that will be valuable as we chart the course for the combined company.”

“From a product, industry, customer and business model perspective, this combination is complementary in every way,” stated Eitan Gertel, Finisar’s newly appointed Chief Executive Officer.  “Our customers will have access to the broadest portfolio of optical communication solutions in the industry, supported by unparalleled technology and global manufacturing resources.  We look forward to sharing more about the opportunities each of these areas present at our Analyst and Investor Meeting scheduled for October 7 in New York City.  In the meantime, rest assured that we are already working diligently to attain the synergies expected to result from this merger.”

About Finisar

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and network test systems that enable high-speed voice, video and data communications for networking, storage, wireless, and cable TV applications. For more than 20 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage.  Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with:  the integration of the operations of Optium and the realization of synergies expected to result from Finisar’s combination with Optium; the rapidly evolving markets for Finisar’s products and uncertainty regarding the development of these markets; Finisar’s historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition.  Additional risks include the potential impact of pending civil litigation arising from the investigation of Finisar’s historical option granting practices.  Further information regarding these and other risks relating to Finisar’s business, including the operations of Optium, is set forth in Finisar’s Registration Statement on Form S-4 (filed July 10, 2008) and other reports as filed with the Securities and Exchange Commission.

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